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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


The corporations listed below are subsidiaries of Registrant, and all are included in the consolidated financial statements of Registrant as subsidiaries (unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary):


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
                                                        Jurisdiction
                                                        in which
                Name                                    organized
                ----                                    ------------
Payless ShoeSource Finance, Inc.                        Nevada
Payless ShoeSource, Inc.                                Missouri
Payless ShoeSource Distribution, Inc.                   Kansas
Payless ShoeSource Merchandising, Inc.                  Kansas
Payless ShoeSource Worldwide, Inc.                      Kansas
PSS Canada, Inc.                                        Kansas
Payless ShoeSource Canada Inc.                          Canada
Payless ShoeSource (BVI) Holdings, Ltd.                 British Virgin Islands
Dyelights, Inc.                                         Delaware
Shoe Sourcing, Inc.                                     Kansas
Payless CA Management Ltd.                              British Virgin Islands
PSS Holdings                                            Cayman Islands
PSS Latin America Holdings                              Cayman Islands
Payless ShoeSource Gold Value, Inc.                     Kansas
Payless ShoeSource International Limited                Hong Kong
Dynamic Assets Limited                                  Hong Kong
PSS Labor Leasing, Inc.                                 Kansas
Payless ShoeSource Andean Holdings                      Cayman Islands
PSS Canada Finance, LP                                  Canada
Payless ShoeSource Asia PTE. LTD.                       Singapore
Payless ShoeSource Japan Co. Ltd.                       Japan
Payless ShoeSource Uruguay SRL Finance Co.              Uruguay
Payless ShoeSource Spain, S.L.                          Spain
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